                                                                    Exhibit 3(a)
                                                                  CONFORMED COPY


================================================================================




                        J. C. PENNEY CREDIT CORPORATION





                              ___________________


               Organized under the Laws of the State of Delaware


                              ____________________


                          CERTIFICATE OF INCORPORATION


                              ____________________







================================================================================

                          CERTIFICATE OF INCORPORATION
                                       OF
                        J. C. PENNEY CREDIT CORPORATION

                                _______________

         We, the undersigned, for the purpose of associating to establish a corporation for the transaction of the business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1 of Title 8 of the Delaware Code of 1953, and the acts amendatory thereof and supplemental thereto, and known as the "General Corporation Law of the State of Delaware"), do make and file this certificate of incorporation in writing and do hereby certify as follows, to wit:

                 FIRST: The name of the corporation (hereinafter called the Corporation) is

                        J. C. PENNEY CREDIT CORPORATION

                 SECOND: The respective names of the County and of the City within the County in which the principal office of the Corporation is to be located in the State of Delaware are the County of New Castle and the City of Wilmington. The name of the resident agent of the Corporation is The Corporation Trust Company. The street and number of said principal office and the address by street and number of said resident agent are No. 100 West Tenth Street, in the City of Wilmington, State of Delaware.

                 THIRD: The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows:

                 (1) To purchase or in any other manner acquire, invest in, finance, handle, own, hold, discount, make loans and borrow money upon, realize upon, sell, pledge, mortgage, exchange, and generally trade and deal in and with, in any manner whatsoever, whether as principal, agent, factor, or broker, either upon commission or otherwise, accounts receivable, revolving credit agreements, open accounts, claims, book debts, commercial accounts, notes, drafts, acceptances, bills of exchange, warehouse receipts, trust receipts, bills of lading, installment contracts of all kinds, leases, real estate mortgages, chattel mortgages, conditional sales contracts, lien notes, commercial paper and evidences of indebtedness, contracts, agreements, and negotiable or non-negotiable paper or instruments of every kind and character (now known or hereafter originated) evidencing or connected with the purchase, sale, exchange, or otherwise dealing with personal property, choses in action, chattels, things of value, and other property of all kinds, real, personal, or mixed, and to realize upon and to exercise any and all the rights, powers, and privileges of ownership or of any interest in respect of any of the foregoing or the properties securing the foregoing.

                 (2) To lend money, with or without security therefor and on such other terms as the Board of Directors of the Corporation may determine, to any person, firm, association, corporation, or government or subdivision, agency, or instrumentality there of and, in connection therewith, if the Corporation shall so elect, retain or accept payment of the interest on such loans at the time the loans are made and in advance of the accrual of such interest; and to promote, organize, reorganize, finance, procure capital or credit for, or assist financially or otherwise any person, firm, association, or corporation in any manner or by any method whatsoever.

                 (3) To make, manufacture, produce, process, purchase or otherwise acquire, and to sell, use, import, export, or otherwise trade or deal in and with, machines, machinery, appliances, apparatus, goods, wares, products, and merchandise of every kind, nature, and description; and to engage or participate in any manufacturing, mercantile, or trading business of any kind or character whatsoever.

                 (4) To purchase, lease, or otherwise acquire, to own, hold, use, develop, maintain, and operate, and to sell, transfer, lease, assign, convey, exchange, or otherwise turn to account or dispose of, and generally to deal in and with, personal and real property, tangible or intangible, of every kind and description, wheresoever situated, and any and all rights, concessions, interests, and privileges therein.

                 (5) To adopt, apply for, obtain, register, purchase, lease, or otherwise acquire, to maintain, protect, hold, use, own, exercise, develop, manufacture or sell under, operate, or introduce, and to sell or grant licenses or other rights in respect of, assign, or otherwise dispose of, turn to account, or in any manner deal with and contract with reference to, any trademarks, trade names, patents, patent rights, concessions, franchises, designs, copyrights and distinctive marks and rights analogous thereto, and inventions, devices, improvements, processes, recipes, formulae, and the like, including such thereof as may be covered by, used in connection with, or secured or received under, Letters Patent of the United States of America or elsewhere or otherwise, and any licenses and rights in respect thereof, in connection therewith, or appertaining thereto.

                 (6) To purchase or otherwise acquire, and to hold, pledge, sell, exchange, or otherwise dispose of, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts, or other instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any person, firm, association, corporation, or government or subdivision, agency, or instrumentality thereof; to make payment therefor in any lawful manner; and to exercise, as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

                 (7) To make, enter into, perform, and carry out contracts of every kind and description with any person, firm, association, corporation, or government or subdivision, agency, or instrumentality thereof; and to endorse or guarantee the payment of principal of, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the Corporation may otherwise be or become interested, of any one or more persons, firms, associations, corporations, or governments or subdivisions, agencies, or instrumentalities thereof.

                 (8) To acquire, by purchase, exchange, or otherwise, all, or any part of, or any interest in, the properties, assets, business, and good will of any one or more persons, firms, associations, or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property, or its own or other securities; to hold, operate, lease, reorganize, liquidate, sell, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations, or contracts of such persons, firms, associations, or corporations, and to conduct the whole or any part of any business thus acquired.

                 (9) To borrow money for any of the purposes of the Corporation, from time to time, and without limit as to amount; from time to time to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes, and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the Corporation may determine; and to secure such securities by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business, and good will of the Corporation, then owned or thereafter acquired.

                 (10) To purchase, hold, cancel, reissue, sell, exchange, transfer, or otherwise deal in its own securities from time to time to such an extent and in such a manner and upon such terms as the Board of Directors of the Corporation may determine; provided that the Corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except to the extent permitted by law; and provided further that shares of its own capital stock belonging to the Corporation shall not be voted upon directly or indirectly.

                 (11) To promote, organize, manage, aid, or assist, financially or otherwise, persons, firms, associations or corporations engaged in any business whatsoever, to such extent as a corporation organized under the General Corporation Law of the State of Delaware may now or hereafter lawfully do; and to a like extent, to assume, guarantee, or underwrite their securities as to principal, interest, dividends, or sinking fund obligations in respect thereof or all or any thereof, or the performance of all or any of their other obligations.

                 (12) To conduct its business in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the Unites States of America, in the District of Columbia, in any and all territories, dependencies, colonies, or possessions of the United States of America, and in foreign countries.

                 (13) To such extent as a corporation organized under the General Corporation Law of the State of Delaware may now or hereafter lawfully do, to do, either as principal or agent and either alone or through subsidiaries or in connection with other persons, firms, associations, or corporations, all and everything necessary, suitable, convenient, or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights, and privileges which a corporation may now or hereafter be organized to do or to exercise under the General Corporation Law of the State of Delaware or under any act amendatory thereof, supplemental thereto, or substituted therefor.

                 The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other

Article of this certificate of incorporation; provided that nothing herein contained shall be construed as authorizing the Corporation to issue bills, notes, or other evidences of debt for circulation as money, or to carry on the business of receiving deposits of money or the business of buying gold or silver bullion or foreign coins, or as authorizing the Corporation to engage in the business of banking or insurance or to carry on the business of constructing, maintaining, or operating public utilities in the State of Delaware; and provided, further, that the Corporation shall not carry on any business or exercise any power in any state, territory, or country which under the laws thereof the Corporation may not lawfully carry on or exercise.

                 FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 750,000, and the par value of each of such shares shall be $100. All such shares shall be of one class and shall be designated Common Stock.

                 The minimum amount of capital with which the Corporation will commence business is $1,000.

                 FIFTH: The names and places of residence of each of the incorporators are as follows:

                        Name                    Place of Residence
                        ----                    ------------------

                 Albert W. Driver, Jr.          Westfield, N. J.
                 Charles T. Stewart             Irvington, N. Y.
                 Calvin C. Wallace              New York, N. Y.

                 SIXTH:  The Corporation is to have perpetual existence.

                 SEVENTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

                 EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

                 1. The number of directors of the Corporation shall be such as from time to time shall be fixed in the manner provided in its by-laws, but in no case shall the number be less than three, except that when all the shares of the Corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three but not less than the number of stockholders. In case of any increase in the number of directors of the Corporation, any additional directorship created may be filled in the first instance in the same manner as a vacancy in the Board of Directors. The directors need not be stockholders. The election of directors of the Corporation need not be by ballot unless the by-laws so require. The directors may hold their meetings and have an office or offices outside the State of Delaware if the by-laws so provide.

                 2. A majority of the directors in office shall constitute a quorum for the transaction of business, unless the by-laws shall provide that a different number shall constitute a quorum, which in no case shall be less than one-third of the total number of directors in office nor less than two directors, except that when a board of one director is authorized under the provisions of the General Corporation Law of the State of Delaware, and such board has been appointed, then one director shall constitute a quorum.

                 3. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

                          (a) To make, alter, amend, or repeal the by-laws in any manner not inconsistent with the laws of the State of Delaware or this certificate of incorporation, subject to the power of the stockholders to alter, amend, or repeal the by-laws made by the Board of Directors or to limit or restrict the power of the Board of Directors so to make, alter, amend, or repeal the by-laws.

                          (b) Subject to the applicable provisions of the by-laws, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stock holder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

                          (c) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, and to include therein such provisions as to redemption, conversion, or other terms thereof, as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property.

                          (d) To determine whether any, and if any, what part, of the net profits of the Corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such net assets in excess of capital.

                          (e) To fix from time to time the amount of net profits of the Corporation or of its net assets in excess of its capital to be reserved as working capital or for any other lawful purpose.

                 In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this certificate of incorporation, and of the by-laws of the Corporation.

                 4. Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such a manner as shall be provided in the by-laws of the Corporation.

                 5. No contract or other transaction between the Corporation and any other corporation and no act of the Corporation in connection therewith shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors, officers, or stockholders of, such other corporation. Any director of the Corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or such members thereof (not less than a majority of the directors then in office) as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken. Any director of the Corporation who is also a director, officer, or stockholder of, or is so interested in, such other corporation or who is so interested or who is a member of a firm or association which is so interested in any such contract or transaction may be counted in determining the existence of a quorum at any meeting of the Board of Directors or any committee thereof which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director, officer, or stockholder of, or not so interested in, such other corporation or not so interested or not a member of such firm or association so interested in such contract or transaction. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any parent, subsidiary, or affiliated corporation without regard to the fact that he is also a director of such parent, subsidiary, or affiliated corporation. In the absence of fraud, no director shall be liable to account to the Corporation for any profit realized by him from or through any such contract or transaction of the Corporation authorized as aforesaid by reason of the fact that he or any firm or association of which he is a member shall have been interested in any such contract or transaction.

                 Any contract, transaction, or act of the Corporation or of the directors, which shall be ratified by a majority of a quorum of the stockholders of the Corporation at any annual meeting, or at any special meeting called for such purpose, shall, in so far as permitted by law, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction, or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers, or employees, of its or their right to proceed with such contract, transaction, or act.

                 6. From time to time any of the provisions of this certificate of incorporation may be altered, amended, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Paragraph 6.

                 IN WITNESS WHEREOF, we, the undersigned, being all the incorporators hereinabove named, do hereby further certify that the facts hereinabove stated are truly set forth and accordingly have hereunto set our respective hands and seals as of the 10th day of April, 1964.

                                                 /s/ ALBERT W. DRIVER, JR.(L.S.
                                                 /s/ CHARLES T. STEWART   (L.S.
                                                 /s/ CALVIN C. WALLACE    (L.S.

STATE OF NEW YORK,   )
                     ) ss.:
COUNTY OF NEW YORK   )

                 BE IT REMEMBERED that on the 10th day of April, 1964, personally appeared before me, Joseph T. Zarcone, a Notary Public in and for the County and State aforesaid, ALBERT W. DRIVER, JR., CHARLES T. STEWART, and CALVIN C. WALLACE, all the incorporators who signed the foregoing certificate of incorporation, known to me personally to be such, and I having made known to them and each of them the contents of said certificate of incorporation, they did severally acknowledge the same to be the act and deed of the signers, respectively, and that the facts therein stated are truly set forth.

                 GIVEN under my hand and seal of office the day and year aforesaid.

                                                   /s/ JOSEPH T. ZARCONE

JOSEPH T. ZARCONE                                      JOSEPH T. ZARCONE
NOTARY PUBLIC                                  Notary Public, State of New York
STATE OF NEW YORK                                       No. 30-4380468
                                                  Qualified in Nassau County
                                                Cert. Filed in New York County
                                               Commission Expires March 30, 1965